Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS SECOND QUARTER RESULTS
Achieves Strong Q2 Cash Flow and Intelisys Growth

GREENVILLE, SC -- February 6, 2024 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the second quarter ended December 31, 2023.

	Second Quarter Summary
	Q2 FY24	Q2 FY23	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$884,792	$1,011,241	-12.5%
Gross profit	$100,748	$115,334	-12.6%
Gross profit margin %	11.39%	11.41%	-2bp
Operating income	$26,826	$39,432	-32.0%
GAAP net income	$32,726	$25,734	27.2%
GAAP diluted EPS	$1.29	$1.01	27.7%
Operating cash flow	$63,224	$(26,885)	n/m
Select Non-GAAP measures:
Adjusted EBITDA	$38,459	$48,815	-21.2%
Adjusted EBITDA margin %	4.35%	4.83%	-48bp
Non-GAAP net income	$21,587	$26,941	-19.9%
Non-GAAP diluted EPS	$0.85	$1.06	-19.8%
Free cash flow	$60,675	$(29,389)	n/m
n/m - not meaningful

“Strong cash flow and Intelisys recurring revenue growth are the highlights for our second quarter results,” said Mike Baur, Chair and CEO, ScanSource, Inc.“Our teams are navigating well through the challenging industry demand cycles.”

Quarterly Results

Net sales for the second quarter of fiscal year 2024 totaled $884.8 million, down 12.5% year-over-year. Specialty Technology Solutions net sales for the second quarter decreased 17.0% year-over-year to $520.7 million. Soft demand in barcode, mobility and point of sale was partially offset by growth in networking. Modern Communications & Cloud net sales for the second quarter decreased 5.1% year-over-year to $364.1 million due to lower sales volumes in communications hardware, partially offset by growth in Cisco products. Intelisys net billings increased to approximately $2.64 billion annualized, and Intelisys net sales for the second quarter increased 7.5%.

Gross profit for the second quarter of fiscal year 2024 decreased 12.6% year-over-year to $100.7 million. Gross profit margin for the second quarter was 11.39%, compared to 11.41% for the prior-year quarter.

For the second quarter of fiscal year 2024, operating income was $26.8 million compared to $39.4 million in the prior-year quarter. Second quarter fiscal year 2024 non-GAAP operating income decreased to $30.6 million down from $40.7 million for the prior-year quarter.

On a GAAP basis, net income for the second quarter of fiscal year 2024 totaled $32.7 million, or $1.29 per diluted share, compared to net income of $25.7 million, or $1.01 per diluted share, for the prior-year quarter. Second quarter fiscal year 2024 non-GAAP net income totaled $21.6 million, or $0.85 per diluted share, down from $26.9 million, or $1.06 per diluted share, for the prior-year quarter. Interest expense for the quarter decreased to $3.4 million, down from $5.1 million for the prior-year quarter, reflecting lower borrowings.

Adjusted EBITDA for the second quarter of fiscal year 2024 decreased 21.2% to $38.5 million, or 4.35% of net sales, compared to $48.8 million, or 4.83% of net sales, for the prior-year quarter.

ScanSource generated $156.8 million of operating cash flow and $151.9 million of free cash flow in the first six months of fiscal year 2024.

Updated Annual Financial Outlook for Fiscal Year 2024

ScanSource updates its expectations for net sales and adjusted EBITDA for the full fiscal year ending June 30, 2024 and replaces previously provided guidance:

	FY24 Annual Outlook	Prior FY24 Annual Outlook
Net sales	At least $3.5 billion	At least $3.8 billion
Adjusted EBITDA (Non-GAAP)	At least $155 million	At least $170 million
Free cash flow	At least $200 million	At least $200 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, February 6, 2024, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY24 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, the failure to manage and implement ScanSource's organic growth strategy, credit risks involving ScanSource's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, economic weakness and inflation, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major customers, relationships with key suppliers and customers or a termination or a modification of the terms under which it operates with these key suppliers, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2023. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures (organic growth): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP operating income margin, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). Non-GAAP results exclude amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, gain on sale of business, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as cash flows from operating activities less capital expenditures.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for customers across hardware, software as a service ("SaaS"), connectivity and cloud. ScanSource enables customers to deliver solutions for their end users to address changing buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of mobility and barcode, point-of-sale (POS), payments, networking, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2023 Best Places to Work in South Carolina and on FORTUNE magazine’s 2024 List of World’s Most Admired Companies. ScanSource ranks #817 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2023	June 30, 2023*
Assets
Current assets:
Cash and cash equivalents	$44,987	$36,178
Accounts receivable, less allowance of $19,243 at December 31, 2023 and $15,480 at June 30, 2023	662,799	753,236
Inventories	575,137	757,574
Prepaid expenses and other current assets	122,272	110,087
Total current assets	1,405,195	1,657,075
Property and equipment, net	36,546	37,379
Goodwill	208,214	216,706
Identifiable intangible assets, net	45,313	68,495
Deferred income taxes	19,478	17,764
Other non-current assets	66,059	70,750
Total assets	$1,780,805	$2,068,169
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$540,642	$691,119
Accrued expenses and other current liabilities	58,460	78,892
Income taxes payable	3,653	9,875
Current portion of long-term debt	7,857	6,915
Total current liabilities	610,612	786,801
Deferred income taxes	—	3,816
Long-term debt, net of current portion	139,899	144,006
Borrowings under revolving credit facility	20,878	178,980
Other long-term liabilities	55,815	49,268
Total liabilities	827,204	1,162,871
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,154,469 and 24,844,203 shares issued and outstanding at December 31, 2023 and June 30, 2023, respectively	63,983	58,241
Retained earnings	984,836	936,678
Accumulated other comprehensive loss	(95,218)	(89,621)
Total shareholders’ equity	953,601	905,298
Total liabilities and shareholders’ equity	$1,780,805	$2,068,169

*Derived from audited financial statements.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2023	2022	2023	2022
Net sales	$884,792	$1,011,241	$1,761,098	$1,955,054
Cost of goods sold	784,044	895,907	1,553,842	1,726,236
Gross profit	100,748	115,334	207,256	228,818
Selling, general and administrative expenses	66,921	69,074	142,356	140,667
Depreciation expense	2,964	2,678	5,759	5,441
Intangible amortization expense	4,037	4,150	8,230	8,391
Operating income	26,826	39,432	50,911	74,319
Interest expense	3,359	5,060	8,945	8,507
Interest income	(2,119)	(2,027)	(3,444)	(3,618)
Gain on sale of business	(14,533)	—	(14,533)	—
Other expense, net	73	207	750	955
Income before income taxes	40,046	36,192	59,193	68,475
Provision for income taxes	7,320	10,458	11,035	18,699
Net income	$32,726	$25,734	$48,158	$49,776

Per share data:
Net income per common share, basic	$1.31	$1.02	$1.93	$1.97
Weighted-average shares outstanding, basic	25,035	25,287	24,961	25,244

Net income per common share, diluted	$1.29	$1.01	$1.91	$1.96
Weighted-average shares outstanding, diluted	25,334	25,502	25,235	25,454

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Six months ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$48,158	$49,776
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of business	(14,533)	—
Depreciation and amortization	14,475	14,285
Amortization of debt issue costs	193	385
Provision for doubtful accounts	4,472	33
Share-based compensation	5,340	5,679
Deferred income taxes	(1,703)	932
Finance lease interest	46	24
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	75,579	(49,541)
Inventories	182,168	(146,826)
Prepaid expenses and other assets	(11,576)	30,487
Other non-current assets	3,208	(7,168)
Accounts payable	(135,138)	33,820
Accrued expenses and other liabilities	(7,678)	(13,268)
Income taxes payable	(6,254)	6,036
Net cash provided by (used in) operating activities	156,757	(75,346)
Cash flows from investing activities:
Capital expenditures	(4,865)	(4,262)
Proceeds from sale of business, net of cash transferred	17,978	—
Net cash provided by (used in) investing activities	13,113	(4,262)
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	1,134,629	1,232,058
Repayments on revolving credit, net of expenses	(1,292,729)	(1,137,897)
Repayments on long-term debt, net	(3,165)	(1,407)
Borrowings (repayments) on finance lease obligation	(442)	17,465
Debt issuance costs	—	(492)
Exercise of stock options	4,309	634
Taxes paid on settlement of equity awards	(2,657)	(2,332)
Common stock repurchased	(1,251)	—
Net cash (used in) provided by financing activities	(161,306)	108,029
Effect of exchange rate changes on cash and cash equivalents	245	37
Increase in cash and cash equivalents	8,809	28,458
Cash and cash equivalents at beginning of period	36,178	37,987
Cash and cash equivalents at period end	44,987	$66,445

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2023	2022
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	13.2%	15.6%

Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$32,726	$25,734
Plus: Interest expense	3,359	5,060
Plus: Income taxes	7,320	10,458
Plus: Depreciation and amortization	7,258	7,057
EBITDA (non-GAAP)	50,663	48,309
Plus: Tax recovery	(1,386)	(2,858)
Plus: Share-based compensation	2,571	3,364
Plus: Acquisition and divestiture costs	703	—
Plus: Cyberattack restoration costs	441	—
Plus: Gain on sale of business	(14,533)	—
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$38,459	$48,815

Invested Capital Calculations:
Equity – beginning of the quarter	$915,253	$827,004
Equity – end of the quarter	953,601	862,386
Plus: Share-based compensation, net	1,919	2,496
Plus: Cyberattack restoration costs, net	329	—
Plus: Divestiture costs	703	—
Plus: Tax recovery, net	(640)	(1,886)
Plus: Gain on sale of business	(14,533)	—
Average equity	928,316	845,000
Average funded debt (b)	227,688	392,853
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,156,004	$1,237,853

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

	Quarter ended December 31,		Six months ended December 31,
	2023	2022	2023	2022
GAAP operating cash flow	$63,224	$(26,885)	$156,757	$(75,346)
Less: Capital Expenditures	(2,549)	(2,504)	(4,865)	(4,262)
Free cash flow (non-GAAP)	$60,675	$(29,389)	$151,892	$(79,608)

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2023	2022	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$520,651	627,548	(17.0)%
Foreign exchange impact (a)	(886)	—
Non-GAAP net sales	$519,765	$627,548	(17.2)%

Modern Communications & Cloud:
Net sales, reported	$364,141	$383,693	(5.1)%
Foreign exchange impact (a)	(4,323)	—
Less: Divestitures	$(1,628)	$(2,170)
Non-GAAP net sales	$358,190	$381,523	(6.1)%

Consolidated:
Net sales, reported	$884,792	$1,011,241	(12.5)%
Foreign exchange impact (a)	(5,209)	—
Less: Divestitures	$(1,628)	$(2,170)
Non-GAAP net sales	$877,955	$1,009,071	(13.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2023 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2022.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended December 31,
	2023	2022	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$795,382	$909,221	(12.5)%

International:
Net sales, reported	$89,410	$102,020	(12.4)%
Foreign exchange impact(a)	(5,209)	—
Less: Divestitures	(1,628)	(2,170)
Non-GAAP net sales	$82,573	$99,850	(17.3)%

Consolidated:
Net sales, reported	$884,792	$1,011,241	(12.5)%
Foreign exchange impact(a)	(5,209)	—
Less: Divestitures	(1,628)	(2,170)
Non-GAAP net sales	$877,955	$1,009,071	(13.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2023 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2022.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Quarter ended December 31, 2023
	GAAP Measure	Intangible amortization expense	Divestiture costs	Tax recovery	Cyberattack restoration costs	Gain on sale of business (a)	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$66,921	—	$(703)	$1,386	$(441)	—	$67,163
Operating income	26,826	4,037	703	(1,386)	441	—	30,621
Pre-tax income	40,046	4,037	703	(1,386)	441	(14,533)	29,308
Net income	32,726	3,002	703	(640)	329	(14,533)	21,587
Diluted EPS	$1.29	$0.12	$0.03	$(0.03)	$0.01	$(0.57)	$0.85

	Quarter ended December 31, 2022
	GAAP Measure	Intangible amortization expense	Divestiture costs	Tax recovery	Cyberattack restoration costs	Gain on sale of business (a)	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$69,074	—	—	$2,858	—	—	$71,932
Operating income	39,432	4,150	—	(2,858)	—	—	40,724
Pre-tax income	36,192	4,150	—	(2,858)	—	—	37,484
Net income	25,734	3,093	—	(1,886)	—	—	26,941
Diluted EPS	$1.01	$0.12	—	$(0.07)	—	—	$1.06

(a) Reflects gain on the sale of the UK-based intY business. This transaction resulted in a capital loss for tax purposes. ScanSource did not record a tax provision on the capital loss since there were no offsetting capital gains.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

Annual Financial Outlook for Fiscal Year 2024:

FY 24 Outlook
GAAP operating income	At least $111 million
Intangible amortization	$17 million
Depreciation expense	$12 million
Share-based compensation expense	$11 million
Interest income and income (expense), net	$4 million
Adjusted EBITDA (non-GAAP)	At least $155 million

GAAP operating cash flow	At least $210 million
Less: Capital expenditures	$10 million
Free cash flow (non-GAAP)	At least $200 million